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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
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                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported): September 19, 2005
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                            CENTURY ALUMINUM COMPANY
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

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
           DELAWARE                        0-27918                      13-3070826
(State or other jurisdiction of   (Commission File Number)   (IRS Employer Identification No.)
        Incorporation)
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            2511 GARDEN ROAD
         BUILDING A, SUITE 200
          MONTEREY, CALIFORNIA                                          93940
(Address of principal executive offices)                              (Zip Code)

                                 (831) 642-9300
              (Registrant's telephone number, including area code)

                                       N/A
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

      On September 19, 2005, Century Aluminum Company (the "Company") and certain of its direct and indirect domestic subsidiaries (together with the Company, the "Borrowers") entered into a new five-year $100.0 million senior secured revolving credit facility (the "New Credit Facility") with a syndicate of lending institutions (the "Lenders"). Bank of America, N.A. is the administrative agent (the "Agent") under the New Credit Facility. The New Credit Facility, which expires on May 25, 2010, provides for borrowings of up to $100.0 million in the aggregate, including up to $25.0 million under a letter of credit sub-facility. The New Credit Facility replaces the Company's existing $100.0 million senior secured revolving credit facility (the "Existing Credit Facility"). No amounts have been borrowed under the New Credit Facility through the date hereof, although the Borrowers may in the future use the New Credit Facility to repay existing indebtedness, to issue standby or commercial letters of credit, to finance permitted capital expenditures and for ongoing working capital needs and other general corporate purposes.

      The Borrowers' obligations under the New Credit Facility are guaranteed by certain of the Company's domestic subsidiaries and secured by a first priority security interest in favor of the Lenders in all of the Borrowers' accounts receivable, inventory and certain bank accounts. The availability of funds under the revolving credit facility is limited by a specified borrowing base consisting of accounts receivable and inventory which meet customary eligibility criteria. Amounts outstanding under the revolving credit facility bear interest, at the Company's option, at LIBOR or the Bank of America base rate plus, in each case, an applicable interest margin.

      The Loan Agreement contains customary covenants, including restrictions on mergers and acquisitions, indebtedness, affiliate transactions, liens, dividends and distributions, capital expenditures, dispositions of collateral and investments, and customary events of default, including nonpayment, misrepresentation, breach of covenant, bankruptcy, change of ownership, certain judgments and certain cross defaults. Upon the occurrence of an event of default, commitments under the New Credit Facility may be terminated and amounts outstanding may be accelerated and declared immediately due and payable.

      Affiliates of Credit Suisse, Cayman Branch and JPMorgan Chase Bank, N.A., which are each a lender under the New Credit Facility, and Bank of America, N.A., which is administrative agent and a lender, have from time to time participated as underwriters or initial purchasers in various offerings of the Company's securities and have also provided financial advisory, commercial banking and/or investment banking services for the Company in the ordinary course of business for customary fees.

      The description of the New Credit Facility set forth above is necessarily limited and is qualified in its entirety by reference to the full terms and conditions of the New Credit Facility as set forth in the Loan and Security Agreement, dated as of September 19, 2005, among the Borrowers, the Lenders and the Agent, a copy of which will be filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2005.

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ITEM 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

      Concurrently with the Company's entry into the New Credit Facility described in Item 1.01 above, the Company terminated the commitments for its Existing Credit Facility as provided under the Revolving Credit Agreement, dated as of April 2, 2001, by and among the Company, Century Aluminum of West Virginia, Inc., Berkeley Aluminum, Inc., Century Kentucky, Inc., Metalsco, Ltd. and NSA, Ltd., as borrowers, the lending institutions party thereto, Fleet Capital Corporation, as Agent, Fleet Securities Inc., as Arranger, and Credit Suisse First Boston, Inc., as Syndication Agent. There were no amounts outstanding under the Existing Credit Facility when terminated and the Company incurred no material early termination penalties as a consequence thereof.

                                      ****

      The information in this Form 8-K may contain "forward-looking statements" within the meaning of U.S. federal securities laws. The Company has based its forward-looking statements on current expectations and projections about the future; however, these statements are subject to risks, uncertainties and assumptions, any of which could cause the Company's actual results to differ materially from those expressed in its forward-looking statements. More information about these risks, uncertainties and assumptions can be found in the risk factors and forward-looking statements cautionary language contained in the Company's Annual Report on Form 10-K and in other filings made with the Securities and Exchange Commission. The Company does not undertake, and specifically disclaims, any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date such forward-looking statements are made.

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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                            CENTURY ALUMINUM COMPANY

Date: September 23, 2005                By: /s/ David W. Beckley
                                            -----------------------------------
                                            Name:  David W. Beckley
                                            Title: Executive Vice President and
                                                   Chief Financial Officer

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